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As filed with the Securities and Exchange Commission on November 3, 2003

Registration No. 333-108592

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INFORMATION RESOURCES, INC. LITIGATION
CONTINGENT PAYMENT RIGHTS TRUST
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6733 (Primary Standard Industrial Classification Code Number)	20-0271216 (I.R.S. Employer Identification No.)

Information Resources, Inc. Litigation
Contingent Payment Rights Trust
c/o Information Resources, Inc.
150 North Clinton Street
Chicago, Illinois 60661
Telephone: (312) 726-1221
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Monica M. Weed
Executive Vice President and General Counsel
Information Resources, Inc.
150 North Clinton Street
Chicago, Illinois 60661
Telephone: (312) 726-1221
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Jeffrey D. Berman John D. Amorosi Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 Telephone: (212) 450-4000	Terrence R. Brady Leland E. Hutchinson Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 Telephone: (312) 558-5600

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(3)	Amount Of Registration Fee(3)

Contingent Value Rights Certificate	507,766	N/A	$2,447,432.12	$218.00

(1)
This registration statement relates to contingent value rights certificates of the registrant that are to be issued to holders of shares of common stock, par value $0.01 per share, of Information Resources, Inc., pursuant to the offer by Gingko Acquisition Corp. to purchase all outstanding shares of Information Resources, Inc. common stock (and associated preferred share purchase rights) for $3.30 net per share in cash, plus one contingent value rights certificate per share, and in the subsequent second-step merger of Gingko Acquisition Corp. with and into Information Resources, Inc., pursuant to the Agreement and Plan of Merger dated as of September 7, 2003, as amended, by and among Information Resources, Inc., Gingko Corporation and Gingko Acquisition Corp.
(2)
Represents the number of additional contingent value rights certificates of the registrant that may be issued in connection with the tender offer and expected second-step merger described in the registration statement of Form S-4 (Registration No. 333-108592), which became effective October 30, 2003. In connection with that filing, 31,751,598 contingent value rights certificates were registered and an aggregate fee of $9,938 was paid. The registrant is registering an additional 507,766 contingent value rights certificates in order to accommodate possible exercises of options to purchase Information Resources common stock at prices in excess of the $3.30 cash portion of the consideration to be paid in the tender offer and expected second-step merger.
(3)
Pursuant to Rules 457(c) and 457(f) under the Securities Act of 1933, as amended, the registration fee is based on the average of the high and low sales prices of Information Resources common stock, as reported on the NASDAQ National Market on October 31, 2003 ($4.82) multiplied by the number of additional contingent value rights certificates being registered pursuant to this post-effective amendment.

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and upon consummation of the transactions described in the enclosed prospectus.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-108592

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

EXPLANATORY NOTE

        This post-effective amendment no. 1 is being filed to register additional contingent value rights certificates of Information Resources, Inc. Litigation Contingent Payment Rights Trust pursuant to Rule 462(b) under the Securities Act of 1933, as amended. In connection with the filing of the registration statement of Form S-4 of the registrant, which became effective October 30, 2003 (Registration No. 333-108592), 31,751,598 contingent value rights certificates were registered and an aggregate fee of $9,938 was paid. The registrant is registering an additional 507,766 contingent value rights certificates in order to accommodate possible exercises of options to purchase Information Resources common stock at prices in excess of the $3.30 cash portion of the consideration to be paid in the tender offer and expected second-step merger. Such number is based upon the number of shares of Information Resources common stock issuable in respect of options having an exercise price of less than or equal to $5.00 and greater than or equal to $3.30.

        The contents of the registrant's registration statement on Form S-4 (Registration No. 333-108592) are incorporated herein by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

Exhibit No.	Document
3.1	Declaration of Trust of the Registrant*
3.2	Certificate of Trust of the Registrant*
4.1	Form of Amended and Restated Declaration of Trust of the Registrant to be entered into among Information Resources, Inc., as sponsor, and the institutional trustee, Delaware trustee, and litigation trustees to be named therein (included as Annex A to the prospectus contained herein)
5.1	Opinion of Richards, Layton & Finger, P.A.*
8.1	Opinion of Davis Polk & Wardwell regarding material federal income tax consequences*
10.1	Form of Contingent Value Rights Agreement by and among Information Resources, Inc., Gingko Corporation, Gingko Acquisition Corp., the rights agents to be named therein and the Registrant (attached as Annex B to the prospectus contained herein)
23.1	Consent of Ernst & Young LLP
23.2	Consent of Davis Polk & Wardwell (included in the form of opinion filed as Exhibit 8.1 to this registration statement)
23.3	Consent of Richards, Layton & Finger, P.A. (included in the form of opinion filed as Exhibit 5.1 to this registration statement)
99.1	Commitment letter dated as of September 7, 2003 among Tennenbaum Capital Partners, LLC, as agent for one or more entities managed by Tennenbaum Capital Partners, LLC, Gingko Corporation and Symphony Technology II-A, L.P. (incorporated by reference to Exhibit (b)(1) to Gingko Acquisition Corp.'s Schedule TO filed on September 8, 2003)
99.2	Commitment letter dated as of September 7, 2003 among Symphony Technology II-A, L.P., Gingko Corporation and Information Resources, Inc. (incorporated by reference to Exhibit (b)(2) to Gingko Acquisition Corp.'s Schedule TO filed on September 8, 2003)
99.3	Agreement and Plan of Merger dated as of September 7, 2003 by and among Gingko Corporation, Gingko Acquisition Corp. and Information Resources, Inc. (incorporated by reference to Exhibit (d)(1) to Gingko Acquisition Corp.'s Schedule TO filed on September 8, 2003)
99.4	Letter of Transmittal (incorporated by reference to Exhibit (a)(1)(B) to Gingko Acquisition Corp.'s Schedule TO filed on September 8, 2003)
99.5	Amendment No. 1 to the Agreement and Plan of Merger, dated as of October 19, 2003, by and among Ginkgo Corporation, Gingko Acquisition Corp. and Information Resources, Inc. (incorporated by reference to Exhibit (d)(7) to Gingko Acquisition Corp.'s Schedule TO filed on September 8, 2003)
99.6	Form of Stockholder Tender and Voting Agreement, by and among Gingko Corporation, Gingko Acquisition Corp. and [Name of Stockholder] (incorporated by reference to Exhibit (d)(9) to Gingko Acquisition Corp.'s Schedule TO filed on September 8, 2003)
99.7	Opinion of William Blair & Company, L.L.C. (incorporated by reference to Annex A to Information Resources, Inc.'s Schedule 14D-9 filed on September 8, 2003)
99.8	Consent of William Blair & Company, L.L.C.*

*
Previously filed.

II-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Information Resources, Inc. Litigation Contingent Payment Rights Trust has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 3, 2003.

INFORMATION RESOURCES, INC. LITIGATION CONTINGENT PAYMENT RIGHTS TRUST
By	Information Resources, Inc., as Sponsor
By:	/s/ JOSEPH P. DURRETT Name: Joseph P. Durrett
	Title:	Chairman, Chief Executive Officer and President

II-2

EXHIBIT INDEX

Exhibit No.	Document
3.1	Declaration of Trust of the Registrant*
3.2	Certificate of Trust of the Registrant*
4.1	Form of Amended and Restated Declaration of Trust of the Registrant to be entered into among Information Resources, Inc., as sponsor, and the institutional trustee, Delaware trustee, and litigation trustees to be named therein (included as Annex A to the prospectus contained herein)
5.1	Opinion of Richards, Layton & Finger, P.A.*
8.1	Opinion of Davis Polk & Wardwell regarding material federal income tax consequences*
10.1	Form of Contingent Value Rights Agreement by and among Information Resources, Inc., Gingko Corporation, Gingko Acquisition Corp., the rights agents to be named therein and the Registrant (included as Annex B to the prospectus contained herein)
23.1	Consent of Ernst & Young LLP
23.2	Consent of Davis Polk & Wardwell (included in the form of opinion filed as Exhibit 8.1 to this registration statement)
23.3	Consent of Richards, Layton & Finger, P.A. (included in the form of opinion filed as Exhibit 5.1 to this registration statement)
99.1	Commitment letter dated as of September 7, 2003 among Tennenbaum Capital Partners, LLC, as agent for one or more entities managed by Tennenbaum Capital Partners, LLC, Gingko Corporation and Symphony Technology II-A, L.P. (incorporated by reference to Exhibit (b)(1) to Gingko Acquisition Corp.'s Schedule TO filed on September 8, 2003)
99.2	Commitment letter dated as of September 7, 2003 among Symphony Technology II-A, L.P., Gingko Corporation and Information Resources, Inc. (incorporated by reference to Exhibit (b)(2) to Gingko Acquisition Corp.'s Schedule TO filed on September 8, 2003)
99.3	Agreement and Plan of Merger dated as of September 7, 2003 by and among Gingko Corporation, Gingko Acquisition Corp. and Information Resources, Inc. (incorporated by reference to Exhibit (d)(1) to Gingko Acquisition Corp.'s Schedule TO filed on September 8, 2003)
99.4	Letter of Transmittal (incorporated by reference to Exhibit (a)(1)(B) to Gingko Acquisition Corp.'s Schedule TO filed on September 8, 2003)
99.5	Amendment No. 1 to the Agreement and Plan of Merger, dated as of October 19, 2003, by and among Ginkgo Corporation, Gingko Acquisition Corp. and Information Resources, Inc. (incorporated by reference to Exhibit (d)(7) to Gingko Acquisition Corp.'s Schedule TO filed on September 8, 2003)
99.6	Form of Stockholder Tender and Voting Agreement, by and among Gingko Corporation, Gingko Acquisition Corp. and [Name of Stockholder] (incorporated by reference to Exhibit (d)(9) to Gingko Acquisition Corp.'s Schedule TO filed on September 8, 2003)
99.7	Opinion of William Blair & Company, L.L.C. (incorporated by reference to Annex A to Information Resources, Inc.'s Schedule 14D-9 filed on September 8, 2003)
99.8	Consent of William Blair & Company, L.L.C.*

*
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX